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[LETTERHEAD OF PILLSBURY MADISON & SUTRO LLP]

                                                                     EXHIBIT 8.1

                                 May 28, 1998

Timberland Growth Corporation
1242 N. Second Street
Memphis, TN 38101

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-11 (File No. 333-48041) filed by Timberland Growth Corporation, a Delaware corporation, with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of its common stock, par value $0.01 per share (including any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended) (collectively, the "Registration Statement") we hereby confirm our opinions set forth under the caption "Federal Income Tax Consequences" in the Registration Statement.

     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus included therein.

                                        Very truly yours,

                                        /s/ Pillsbury Madison & Sutro LLP